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                                                                  CONFORMED COPY


                      REMARKETING AND CONTINGENT PURCHASE
                                   AGREEMENT



                                     among


                               MUTUAL GROUP LTD.,

                          MUTUAL RISK MANAGEMENT LTD.,

                              MRM CAPITAL TRUST I

                                      and

                         BANC OF AMERICA SECURITIES LLC



                         Dated as of September 21, 2000
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                 REMARKETING AND CONTINGENT PURCHASE AGREEMENT

     REMARKETING AND CONTINGENT PURCHASE AGREEMENT dated as of September 21, 2000 by and among Mutual Group Ltd., a Delaware corporation (the "Company"), Mutual Risk Management Ltd., a company orga nized under the laws of Bermuda (the "Guarantor"), MRM Capital Trust I, a statutory business trust organized under the laws of the State of Delaware (the "Trust"), and Banc of America Securities LLC, as remarketing agent (the "Remarketing Agent").

                                  WITNESSETH:

     WHEREAS, the Trust shall issue 40,000 Auction Rate Reset Preferred Securities (the "Preferred Securities") in an aggregate stated liquidation amount of $40,000,000 and 1,240 Auction Rate Reset Common Securities (the "Common Securities", and together with the Preferred Securities, the "Trust Securities") in an aggregate stated liquidation amount of $1,240,000 under the Amended and Restated Trust Agreement dated as of September 21, 2000 among the Company, the Administrative Trustees, the Delaware Trustee and the Property Trustee (as the same may be amended from time to time, the "Trust Agreement");

     WHEREAS, the sole assets of the Trust, consisting of $41,240,000 aggregate principal amount of Auction Rate Reset Senior Notes Series A (the "Senior Notes") of the Company, shall be purchased by the Trust from the Company with the proceeds of the sale of the Trust Securities;

     WHEREAS, upon the occurrence of a Trigger Event (as defined herein), the Preferred Securities (or, following the distribution of Senior Notes to Holders of Preferred Securities upon the termination of the Trust, the Senior Notes) may be remarketed in accordance with the terms hereof;

     WHEREAS, the Company and the Trust have requested that Banc of America Securities LLC ("BAS") act as the Remarketing Agent and, as such, perform the duties described herein;

     WHEREAS, the Guarantor is willing to unconditionally guarantee the obligations of the Company hereunder; and

     WHEREAS, BAS is willing to act as Remarketing Agent and, as such, to perform such duties on the terms and conditions expressly set forth herein;
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NOW, THEREFORE, in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Trust Agreement. In addition, as used in this Agreement, the following terms shall have the following definitions:

     "Affiliated Bidder" has the meaning set forth in Section 5(b).

     "Associated Person" has the meaning set forth in Article 1(ee) of the By-Laws of the National Association of Securities Dealers, Inc.

     "BAS" has the meaning set forth in the fourth recital hereto.

     "Bid" means an irrevocable offer to purchase at the Remarketing Price the aggregate outstanding Liquidation Amount of Preferred Securities or, following any distribution of Senior Notes to Holders, the aggregate outstanding principal amount of such Senior Notes, as the case may be, with a Distribution Rate or interest rate, as applicable, equal to the Bid Rate specified in such Bid and with a redemption date or maturity date, as the case may be, on the Remarketed Maturity Date.

     "Bid Rate" means the proposed Distribution Rate on the Preferred Securities or interest rate on Senior Notes specified in a Bid.

     "Business Day" means a day on which banking institutions in New York, New York and Wilmington, Delaware are not authorized or required by law or regulation to close.

     "Change of Control" shall be deemed to have occurred if (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of 30% or more of the Voting Shares of the Guarantor or (ii) Continuing Directors shall cease to be a majority of the members of the Board of Directors of the Guarantor.

     "Commission" means the Securities and Exchange Commission.

     "Company" has the meaning set forth in the initial paragraph hereto.

     "Continuing Directors" means (i) the members of the Board of Directors of the Guarantor on the date hereof and (ii) future members of such Board of

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Directors who were nominated or appointed by a majority of the Continuing
Directors at the date of their nomination or appointment.

     "Cross Default" has the meaning set forth in the Trust Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Act Regulations" means the rules and regulations promulgated under the Exchange Act.

     "Expected Reset Date" has the meaning set forth in Section 5(a)(i).

     "Failed Remarketing" means an event deemed to have occurred if, following the giving of notice by the Requesting Holders to the Remarketing Agent as contemplated by Section 5(a)(i), the settlement of a purchase and sale of the Preferred Securities (or, if applicable, the Senior Notes) shall not have occurred within the applicable time limit specified in this Agreement, and in any event, if such a settlement shall not have occurred by the 23rd Business Day following the delivery of the related Remarketing Notice, giving effect, if applicable, to the provisions of Section 7.

     "Final Reset Date" has the meaning set forth in Section 5(a)(iii).

     "Former Holders" has the meaning set forth in Section 5(i).

     "Forward Underwriting Agreement" means the Forward Underwriting Agreement dated as of September 21, 2000 between the Guarantor and BAS.

     "Guarantee Agreement" means the Preferred Securities Guarantee Agreement dated as of September 21, 2000, executed by the Company and the Guarantor for the benefit of Holders of the Preferred Securities, as amended, supplemented, modified or superseded from time to time.

     "Guarantor" has the meaning set forth in the initial paragraph hereto.

     "Indenture" means the Indenture (the "Base Indenture") dated as of September 21, 2000 among the Company, the Guarantor and The Chase Manhattan Bank, as Indenture Trustee, as supplemented by the First Supplemental Indenture dated as of September 21, 2000 and as further amended, supplemented, modified or superceded from time to time.

     "Indenture Trustee" means the Trustee pursuant to the Indenture.

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     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Material Adverse Change" means any development that could be reasonably expected to result in a material adverse change in the business, properties or financial condition of the Guarantor and its subsidiaries, taken as a whole.

     "1934 Act Reports" has the meaning set forth in Section 2(b)(iv).

     "Offering Memorandum" has the meaning set forth in Section 13.

     "Preferred Securities" has the meaning set forth in the first recital hereto.

     "Reference Corporate Dealer" means a leading dealer of publicly traded debt securities selected by the Company, which dealer shall be a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) and which shall not include BAS, its Affiliates (as such term is defined in Rule 405 under the Securities Act) or its Associated Persons.

     "Remarketed Maturity Date" means the later of (i) the first anniversary of the Remarketing Settlement Date on which Replacement Securities are issued and
(ii) September 21, 2003.

     "Remarketing" means a remarketing of Preferred Securities or Senior Notes pursuant to Section 5.

     "Remarketing Fee" has the meaning set forth in Section 8.

     "Remarketing Notice" has the meaning set forth in Section 5(a)(i).

     "Remarketing Price" means (i) with respect to the Preferred Securities, a price equal to 100.25% of the aggregate outstanding Liquidation Amount of the Preferred Securities and (ii) with respect to the Senior Notes, a price equal to 100.25% of the aggregate outstanding principal amount of such Senior Notes.

     "Remarketing Settlement Date" means the third Business Day immediately following the Reset Date.

     "Renewed Remarketing" has the meaning set forth in Section 7.

     "Replacement Preferred Securities" has the meaning set forth in Section 5.(j).

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     "Replacement Securities" has the meaning set forth in Section 5(j).

     "Replacement Senior Notes" has the meaning set forth in Section 5(j).

     "Representation Date" has the meaning set forth in Section 2(a).

     "Requesting Holders" has the meaning set forth in Section 5(a)(i).

     "Reset Date" means any date established as a Reset Date pursuant to Section 5.

     "Reset Rate" means the Winning Bid Rate.

     "Secondary Purchase Agreement" means an agreement to be dated as of the Reset Date (or such other date permitted by applicable law) among the Company, the Trust (if applicable), the Guarantor, the Remarketing Agent and the Secondary Purchaser providing for the purchase of the Preferred Securities, or the Senior Notes, as the case may be, by the Secondary Purchaser, in a form customary for transactions of this type and as otherwise agreed among the Company, the Trust (if applicable), the Guarantor, the Remarketing Agent and the Secondary Purchaser.

     "Secondary Purchaser" has the meaning set forth in Section 5(c).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Notes" has the meaning set forth in the second recital hereto.

     "Transaction Documents" means this Agreement, the Purchase Agreement, the Trust Agreement, the Guarantee Agreement, the Indenture, the Common Securities, the Forward Underwriting Agreement, the Secondary Purchase Agreement, the Preferred Securities and the Senior Notes; provided that for any representation made as of the date hereof pursuant to Section 2(b), Transaction Documents means this Agreement, the Purchase Agreement, the Trust Agreement, the Guarantee Agreement, the Indenture, the Common Securities, the Forward Underwriting Agreement, the Preferred Securities and the Senior Notes.

     "Trigger Event" has the meaning set forth in Section 5(a)(i).

     "Trigger Price" has the meaning set forth in Section 10.

     "Trust" has the meaning set forth in the initial paragraph hereto.

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     "Trust Agreement" has the meaning set forth in the first recital hereto.

     "Trust Securities" has the meaning set forth in the first recital hereto.

     "Winning Bid Rate" has the meaning set forth in Section 5(b).

     "Voting Shares" means capital stock of the Guarantor having ordinary voting power for the election of directors.

     Section 2. Representations and Warranties. (a) Basic Warranties. Each of the Company, the Guarantor and the Trust, on the one hand, and the Remarketing Agent, on the other hand, represents and warrants to the other, as of the date hereof, the Reset Date and the Remarketing Settlement Date (each of the foregoing dates being hereinafter referred to as a "Representation Date"), that:

          (i) Status. It is a duly and validly existing entity under the laws of the jurisdiction of its creation, formation or incorporation and, if relevant under such laws, in good standing.

          (ii) Powers. It has the corporate or trust power and authority to execute, enter into and perform its obligations under, or contemplated under, this Agreement and consummate the transactions contemplated hereby.

          (iii) No Violation or Conflict. The execution, delivery and performance by such party of this Agreement, the consummation of the transactions herein contemplated and compliance by such party with its obligations hereunder (A) do not violate or conflict with (1) any provision of its organizational documents, (2) any law applicable to it, any order or judgment of any court or other agency of government applicable to it or any of its assets that affects the legality, validity or enforceability of this Agreement and (B) do not and will not conflict with or constitute a breach of any material contractual restriction binding on or affecting it or any of its assets.

          (iv) Consents. All governmental and other material consents that are required to have been obtained by it with respect to the performance by such party of its obligations under this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

          (v) Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable against it in

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     accordance with the terms of this Agreement, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles.

          (vi) Absence of Litigation. There is not pending or, to the best of its knowledge, threatened against or affecting it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that could reasonably be expected to materially and adversely affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

          (vii) Non-Reliance. It is acting for its own account, and it has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of any other party as investment advice or as a recommendation to enter into this Agreement, it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement. No communication (written or oral) received from any other party shall be deemed to be an assurance or guarantee as to the expected results of this Agreement. No other party is acting as a fiduciary for or an adviser to it with respect to this Agreement.

          (viii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement. It is also capable of assuming, and assumes, the risks of this Agreement.

     (b) Representations and Warranties of the Company, the Guarantor and the Trust. Each of the Company, the Guarantor and the Trust further represents and warrants to the Remarketing Agent as of each Representation Date, as applicable to each such entity, that:

          (i) Securities Validly Issued. The Preferred Securities and Senior Notes have been, and the Replacement Preferred Securities and the Replacement Senior Notes will be, validly authorized and executed by the Trust or the Company, as the case may be, and authenticated, issued and delivered in the manner provided for in the Trust Agreement or the

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     Indenture, as the case may be, and delivered against payment of the purchase price therefor as provided in the Purchase Agreement and the Senior Note Purchase Agreement, and constitute, or will constitute, legally binding obligations of the Trust or the Company, as the case may be, entitled to the benefits of the Trust Agreement or Indenture, as the case may be.

          (ii) No Event of Default. No Event of Default under the Trust Agreement and no Event of Default under the Indenture has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.

          (iii) Compliance with Exchange Act Requirements. The Guarantor has made all the filings with the Commission that it is required to make under the Exchange Act and the Exchange Act Regulations, and each such filing complies in all material respects with the requirements of the Exchange Act and Exchange Act Regulations.

          (iv) No Material Misstatements. The Guarantor's most recent Annual Report on Form 10-K, and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed after the end of the fiscal year to which such Annual Report relates (collectively, the "1934 Act Reports"), as supplemented by material press releases, at the time they were filed did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (v) No Material Adverse Change. Since the respective dates as of which information is given in the 1934 Act Reports, except as otherwise stated therein, there has been no Material Adverse Change.

          (vi) Not an Investment Company. None of the Company, the Guarantor and the Trust is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

     Section 3. Covenants. (a) Each of the Company and the Guarantor hereby covenants with the Remarketing Agent as follows:

          (i) Maintain Authorizations. It shall use its reasonable best efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this

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     Agreement and shall use its reasonable best efforts to obtain any such consents that may become necessary in the future.

          (ii) Comply with Laws. It shall comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

          (iii) Furnish Documentation. It will furnish to the Remarketing Agent:
     (i) unless available to the Remarketing Agent on EDGAR or the Guarantor's website, each document filed after the date hereof by the Guarantor pursuant to the periodic reporting requirements of the Exchange Act and
     (ii) in connection with the remarketing of the Preferred Securities or Senior Notes, as the case may be, such other information as the Remarketing Agent may reasonably request from time to time. Notwithstanding the foregoing sentence, the Guarantor agrees to provide the Remarketing Agent with as many copies of the foregoing written materials and other information as the Remarketing Agent may reasonably request for use in connection with the remarketing of the Preferred Securities or Senior Notes, as the case may be, and consents to the use thereof for such purpose.

          (iv) Notification. If, at any time after a Trigger Event and prior to the Remarketing Settlement Date, any event or condition known to the Company or the Guarantor relating to or affecting the Company, the Guarantor, the Preferred Securities or the Senior Notes shall occur that could reasonably be expected to cause any of the reports, documents, materials or information referred to in Section 3(a)(iii) or any document incorporated therein by reference to contain an untrue statement of a material fact or omit to state a material fact, it shall promptly notify the Remarketing Agent in writing of the then-known circumstances and details of such event or condition.

          (v) Comply with Securities Laws. It will comply with the Securities Act and the rules and regulations of the Commission thereunder, the Exchange Act and the Exchange Act Regulations in connection with the completion of the remarketing of the Preferred Securities or Senior Notes, as the case may be, as contemplated in this Agreement.

          (vi) No Purchase of Securities. Neither it nor any of its subsidiaries or Affiliates shall purchase or otherwise acquire, or enter into any agreement to purchase or otherwise acquire, any of the Preferred

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     Securities or Senior Notes prior to the remarketing thereof by the
     Remarketing Agent, other than pursuant to this Agreement.

          (vii) Notification of Rating Agency Action. It will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Agent of any notification or announcement by a "nationally recognized statistical rating organization" (as defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) with regard to a downgrade or withdrawal of the rating of any security of the Company or the Guarantor or the placement on what is currently called a "watch list"or a "credit watch" with negative implications of any security of the Company or the Guarantor.

          (viii) Restriction on Debt Issuance. During the period commencing on the date on which the Remarketing Agent delivers a Remarketing Notice in accordance with Section 5(a)(i) and ending on the earlier of (A) the related Remarketing Settlement Date or (B) the date of the related Failed Remarketing, it will not, without the consent of the Remarketing Agent, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities with a maturity of more than one year but fewer than three years.

          (ix) Reasonable Best Efforts. It shall use its reasonable best efforts to assist the Remarketing Agent in remarketing the Preferred Securities or the Senior Notes, as the case may be, in the manner contemplated by this Agreement.

     (b) The Remarketing Agent hereby covenants with the Company, the Guarantor and the Trust as follows:

          (i) Maintain Authorizations. The Remarketing Agent will use its reasonable best efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement and shall use its reasonable best efforts to obtain any that may become necessary in the future.

          (ii) Comply with Laws. the Remarketing Agent shall comply with all applicable laws and orders which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

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     Section 4. Appointment and Obligations of Remarketing Agent and Calculation
Agent; Secondary Purchaser. (a) The Company and the Trust hereby appoint BAS as Remarketing Agent and as Calculation Agent under the Trust Agreement and the Indenture (i) to determine, in accordance with the terms described in Section 5, the Reset Rate that, when applied to the Preferred Securities (or, following the distribution of the Senior Notes to Holders of the Preferred Securities upon termination of the Trust, the Senior Notes), shall result in the resale of all outstanding Preferred Securities (or, if applicable, all outstanding Senior Notes), at a sales price equal to the Remarketing Price; provided that the Reset Rate shall in no event exceed the rate permitted by applicable law, (ii to conduct a private auction of all outstanding Preferred Securities or Senior Notes, as the case may be, and (ii to enter into a Secondary Purchase Agreement with respect to the Preferred Securities or the Senior Notes, as the case may be. BAS hereby accepts its appointment as Remarketing Agent and Calculation
Agent under the Trust Agreement and the Indenture.

     (b) Pursuant to the Secondary Purchase Agreement, the Secondary Purchaser, either as the sole purchaser or as the representative of a syndicate of purchasers designated by the Secondary Purchaser, shall agree, subject to the terms and conditions set forth therein, that the Secondary Purchaser and any such other purchasers shall purchase such Preferred Securities or Senior Notes, as the case may be, from the holders thereof at a price equal to the Remarketing Price.

     Section 5.  Determination of Reset Date; Remarketing Procedures.

     (a) (i) Subject to Section 7, if (x) the Closing Price of the Common Shares on any Trading Day is less than the Trigger Price or (y) a Cross Default occurs (each, a "Trigger Event"), the Holders of a Majority in Liquidation Amount of the Trust Securities (or, if applicable, the holders of a majority in principal amount of the Senior Notes), acting together as a single class (the "Requesting Holders"), will have the right to require remarketing of the Trust Securities (or, if applicable, the Senior Notes). The Requesting Holders may exercise this right by delivering a written notice to the Remarketing Agent at any time on or prior to the sixth Business Day following the date on which such Trigger Event occurs. Upon the receipt of such notice, the Remarketing Agent shall immediately deliver a written notice to the Company on behalf of the Requesting Holders (the "Remarketing Notice"). If the Requesting Holders exercise their right to require the remarketing of the Preferred Securities (or, if applicable, the Senior Notes), the Reset Date shall be the sixth Business Day after the date on which the Remarketing Notice is delivered by the Remarketing Agent (the "Expected Reset Date").

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          (ii) If the Requesting Holders do not exercise their right to require the remarketing of the Preferred Securities (or, if applicable, the Senior Notes) pursuant to Section 5 above with respect to any Trigger Event, the Requesting Holders shall have the right to require the remarketing of the Preferred Securities (or, if applicable, the Senior Notes) in accordance with
Section 5 with respect to any subsequent Trigger Event.

          (iii) Notwithstanding Section 5(a)(i):

                    (A) the Company may, by notice to the Remarketing Agent, direct that the Reset Date be delayed if the Company believes it will be unable to meet the conditions to Remarketing in the absence of such a delay; and

                    (B) the Remarketing Agent may, by notice to the Company, direct that the Reset Date be delayed if the Remarketing Agent believes that a Remarketing will not be successful in the absence of such a delay;

     provided that the Company and the Remarketing Agent, in either such event, will use their reasonable best efforts to establish a delayed Reset Date that is within five Business Days after the Expected Reset Date, but in no event later than the 15th Business Day following the date on which the related Remarketing Notice was delivered, or the 20th Business Day in the case of a Renewed Remarketing to which the provisions of Section 7 apply (as applicable, the "Final Reset Date").

          (iv) If the Company and the Remarketing Agent have not agreed, on or prior to the sixth Business Day preceding the Final Reset Date, to a Reset Date that is not later than the Final Reset Date, a Failed Remarketing shall be deemed to have occurred.

     (b) The Company shall, by notice to the Remarketing Agent no later than five Business Days prior to the Reset Date, select and specify five Reference Corporate Dealers. By 3:00 p.m., New York City time, on the Reset Date, the Remarketing Agent shall request Bids from such Reference Corporate Dealers. The Remarketing Agent or an Affiliate or Associated Person thereof (any such person, an "Affiliated Bidder") may, at its option, enter a Bid. The Remarketing Agent shall disclose to the Company the Bids obtained and determine the lowest Bid Rate (the "Winning Bid Rate") from among the Bids obtained on the Reset Date. By approximately 4:30 p.m., New York City time, on the Reset Date, the Remarketing Agent shall notify the Company, the Indenture Trustee and the

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Property Trustee of the Winning Bid Rate. If on a Reset Date, Bids are not
submitted by at least two Reference Corporate Dealers, or if the lowest Bid submitted would result in a Winning Bid Rate in excess of the rate permitted by applicable law, the Remarketing shall be deemed to be a Failed Remarketing on the corresponding Remarketing Settlement Date. The Winning Bid Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Holders of the Trust Securities, the holders of the Senior Notes, the Company, the Guarantor, the Indenture Trustee, the Property Trustee and the Trust.

     (c) On the Reset Date, the Remarketing Agent shall designate as the Secondary Purchaser (the "Secondary Purchaser") the Reference Corporate Dealer providing the Bid containing the Winning Bid Rate. If the Winning Bid Rate is specified in the Bids submitted by two or more bidders, the Remarketing Agent shall, in consultation with the Company, designate one of such bidders as the Secondary Purchaser.

     (d) On the Reset Date, the Secondary Purchaser shall enter into a Secondary Purchase Agreement for the purchase by such Secondary Purchaser at the Remarketing Price of the aggregate Liquidation Amount of Preferred Securities, with (i) a Distribution Rate equal to the Winning Bid Rate (or, if Senior Notes shall have been distributed to Holders of the Trust Securities, the aggregate principal amount of Senior Notes with an interest rate equal to the Winning Bid
Rate) and (ii a Mandatory Redemption Date (or, in the case of Senior Notes, a maturity date) on the Remarketed Maturity Date.

     (e) If a Remarketing shall have occurred pursuant to this Section 5 but settlement of the purchase and sale of the Preferred Securities or Senior Notes, as the case may be, does not occur on the corresponding Remarketing Settlement Date, then, unless the provisions of Section 7 with respect to a Renewed Remarketing shall apply, a Failed Remarketing shall be deemed to have occurred on such Remarketing Settlement Date.

     (f) At the time and in the manner specified in the Secondary Purchase Agreement, the Secondary Purchaser shall pay on the Remarketing Settlement Date to the Remarketing Agent on behalf of the holders of the Preferred Securities or Senior Notes, as the case may be, an amount of cash equal to the Remarketing Price.

     (g) Unless otherwise agreed among the Remarketing Agent, the paying agent (under the Trust Agreement or Indenture, as applicable) and any Former Holder, the Remarketing Agent shall promptly pay the Remarketing Price, less the Remarketing Fee, to the paying agent, acting solely as agent for the Former

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Holders, and the paying agent shall pay such amount to the Former Holders on the
Remarketing Settlement Date in the manner specified in the Trust Agreement or the Indenture, as the case may be. Any amounts held by the paying agent for payment to the Former Holders shall not be property of the Trust or the Company, as the case may be.

     (h) The obligation of the Remarketing Agent to make payment to the Former Holders in connection with the Remarketing shall be limited to the extent that the Secondary Purchaser has delivered the Remarketing Price therefor to the Remarketing Agent.

     (i) Any outstanding Preferred Securities (or, if applicable, the Senior Notes) purchased on the Remarketing Settlement Date shall be deemed to be transferred to the Secondary Purchaser and shall be replaced in the manner provided in Section 5. After the Remarketing Settlement Date (except in the event of (i) a Failed Remarketing or (ii) a failure by the Trust to pay on the Remarketing Settlement Date all accrued and unpaid Distributions (including any Additional Distributions) to such Remarketing Settlement Date (or, in the case of the Senior Notes, a failure by the Company to pay on the Remarketing Settlement Date all accrued interest (including any Additional Interest) on the Senior Notes to such Remarketing Settlement Date)), (i) the Trust (or the Company, in the case of the Senior Notes) shall make no further payments to, and the Trust (or the Company, in the case of the Senior Notes) shall have no further obligations under the Trust Agreement (or the Indenture, in the case of the Senior Notes) in respect of, the holders of such replaced securities (the "Former Holders"), (ii the Trust (or the Company, in the case of the Senior Notes) shall only be obligated to make payments to the holders of Replacement Securities and (ii the Preferred Securities (or, if applicable, the Senior Notes) of the Former Holders shall no longer represent an obligation of, or interest in, the Trust (or the Company, in the case of the Senior Notes) but shall only represent a right to receive the proceeds of the Remarketing from the paying agent under the Trust Agreement or the Indenture, as the case may be.

     (j) (i) The Company shall cause replacement certificates evidencing the remarketed Preferred Securities (the "Replacement Preferred Securities") to be executed by an Administrative Trustee on behalf of the Trust and authenticated by the Property Trustee and (ii the Company shall cause replacement certificates evidencing the Senior Notes (the "Replacement Senior Notes", and together with the Replacement Preferred Securities, the "Replacement Securities") to be executed by an authorized signatory and authenticated by the Indenture Trustee, in each case, in accordance with the provisions of Section 5. If the Preferred Securities are to be purchased on the Remarketing Settlement Date, (A) the Replacement Preferred Securities shall be delivered to the purchaser of the remarketed Preferred Securities in accordance with the terms of the Secondary Purchase Agreement and (B) the Replacement Senior Notes shall be delivered to the Trust. If the Senior Notes are to be purchased on the Remarketing Settlement Date, the Replacement Senior Notes shall be delivered to the purchaser of the remarketed Senior Notes in accordance with the terms of the Secondary Purchase Agreement.

     Section 6. Reset of Distribution Rate, Mandatory Redemption Date, Interest Rate and Maturity Date. Unless a Failed Remarketing shall have occurred, from and including the Remarketing Settlement Date on which Replacement Securities are issued, (a) the Distribution Rate on the Trust Securities and the interest rate on the Senior Notes shall be the Winning Bid Rate and (b) the Mandatory Redemption Date and the maturity date of the Senior Notes shall be the Remarketed Maturity Date.

     Section 7. Renewed Remarketing. If a Remarketing has occurred pursuant to
Section 5 that would be a Failed Remarketing pursuant to Section 5 because the purchase and sale of the Preferred Securities (or, if applicable, the Senior Notes) do not take place on the corresponding Remarketing Settlement Date, and the reason for such failure shall, in the good faith determination of the Remarketing Agent (made after consultation with the Sponsor), result from facts or circumstances that are not due to the action or inaction of the Company, then the provisions of Section 5 shall apply to a second remarketing (a "Renewed Remarketing") of the Preferred Securities (or, if applicable, the Senior Notes), except that the Expected Reset Date shall be the sixth Business Day following such corresponding Remarketing Settlement Date; provided that only one Renewed Remarketing may occur pursuant to this Section 7, and no Renewed Remarketing shall occur after the Final Reset Date.

     Section 8. Remarketing Fee. With respect to the Remarketing, the Remarketing Agent shall retain as a remarketing fee (the "Remarketing Fee") an amount equal to 25 basis points (.25%) of the aggregate Liquidation Amount of the remarketed Preferred Securities or 25 basis points (.25%) of the aggregate principal amount of the Senior Notes, as the case may be, from the purchase price received in connection with such Remarketing.

     Section 9. Failed Remarketing; Contingent Purchase Obligation. The Remarketing Agent shall give notice of any Failed Remarketing on the date such Failed Remarketing occurs, or is deemed to have occurred, by 4:00 p.m., New York City time, to the Company, the Property Trustee, the Indenture Trustee and the paying agent under the Indenture. In the case of (i) any Failed Remarketing or
(ii) a Change of Control, the Holders of a Majority in Liquidation Amount of the Trust Securities (or, if applicable, the holders of a majority in principal amount of the Senior Notes) may, by notice in writing to the Company, which notice, in the case of a Failed Remarketing, shall be given not later than 15 days after the occurrence of such Failed Remarketing, require the Company to purchase from the holders thereof, on a Pro Rata basis in accordance with Section 9 of Annex I to the Trust Agreement, all outstanding Trust Securities (or, if applicable, all outstanding Senior Notes) for a purchase price equal to the aggregate Liquidation Amount of such Trust Securities plus accrued but unpaid Distributions thereon (or, if applicable, the aggregate principal amount of such Senior Notes plus accrued but unpaid interest thereon). Payment of such purchase price shall be made directly to each such holder on the tenth Business Day following the date of the notice to the Company pursuant to the preceding sentence. Such purchase shall be without recourse of any kind to any such holder. The parties recognize that the occurrence of a Failed Remarketing indicates that it would not be commercially reasonable under the circumstances to require Holders of Trust Securities (or, if applicable, holders of the Senior Notes) to attempt to resell such securities otherwise than pursuant to this
Section 9, and that therefore in the event of any default by the Company in its obligations under this Section 9, a holder shall be entitled to recover the price of the securities specified herein.

     Section 10. Adjustments to Trigger Price. The "Trigger Price" shall initially be $13.50. Following the determination by the Remarketing Agent in its reasonable discretion that a Potential Adjustment Event has occurred, the Remarketing Agent shall determine (after consultation with the Guarantor) whether such Potential Adjustment Event has a dilutive or concentrative effect on the theoretical value of the Common Shares and, if so, shall make the corresponding adjustment(s), if any, to the Trigger Price. The Guarantor shall promptly notify the Remarketing Agent of any Potential Adjustment Event. The Remarketing Agent may, but need not, determine the appropriate adjustment(s) by reference to the adjustment(s) in respect of such Potential Adjustment Event made by an options exchange to options on the Common Shares traded on that options exchange. In the event of any merger, consolidation or reorganization of the Guarantor, the Remarketing Agent shall determine (after consultation with the Guarantor) the appropriate Trigger Price as a result of such event.

     Section 11. Replacement and Resignation of Remarketing Agent. (a) The Company shall not have the right to replace BAS as the Remarketing Agent, except in the case of bad faith, gross negligence or willful misconduct by BAS.

     (b) BAS may resign at any time for good reason (after consultation with the Company) and, subject to the following sentence, shall be discharged from its duties and obligations hereunder or as Calculation Agent under the Trust Agreement and the Indenture by giving no less than 10 days' written notice to the Company. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent or the Calculation Agent under the Trust Agreement and the Indenture, as the case may be, and the agreement of any such successor so to serve. Upon receiving written notice from the Remarketing Agent that it wishes to resign hereunder or as Calculation Agent under the Trust Agreement and the Indenture stating the reasons for such resignation, the Company shall appoint such a successor, notify the Indenture Trustee and the Property Trustee of such appointment and enter into a new remarketing agreement with such a successor as soon as reasonably practicable.

     (c) This Agreement shall terminate as to any Remarketing Agent that is replaced on the effective date of its replacement pursuant to Section 11. Notwithstanding any such termination, the obligations of the Company set forth in Section 15 shall survive and remain in full force and effect until all amounts payable under said Section 15 shall have been paid in full.

     Section 12. Dealing in the Securities. BAS, when acting as Remarketing Agent hereunder or under the Secondary Purchase Agreement or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Preferred Securities or Senior Notes. The Remarketing Agent may exercise any vote or join in any action with respect to any Preferred Securities or Senior Notes owned by it with like effect as if it did not act in any capacity hereunder. BAS, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

     Section 13. Offering Memorandum. As soon as reasonably practicable following a Trigger Event, the Company shall furnish an offering memorandum (the "Offering Memorandum") to the Remarketing Agent, in form and substance reasonably satisfactory to the Remarketing Agent, to be used in the remarketing by the Secondary Purchaser or purchasers under the Secondary Purchase Agreement, and shall pay all expenses relating to the preparation and furnishing of such Offering Memorandum.

     Section 14. Conditions to the Remarketing Agent's Obligations. (a) The obligations of the Remarketing Agent, the Secondary Purchaser and any other purchasers to perform their respective obligations hereunder and under the Secondary Purchase Agreement shall be subject to the terms and conditions of the Secondary Purchase Agreement.

     (b) If, at any time during the term of this Agreement, any Event of Default under the Indenture or any Event of Default under the Trust Agreement, or event that with the passage of time or the giving of notice or both would become an Event of Default under the Indenture or an Event of Default under the Trust Agreement, has occurred and is continuing under the Indenture or the Trust Agreement, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Trust shall cause the Property Trustee to provide to the Remarketing Agent notice of all such defaults and events of which the Property Trustee is aware and the Company shall cause the Indenture Trustee to provide to the Remarketing Agent notice of all such defaults and events of which the Indenture Trustee is aware.

     Section 15. Indemnification. The Company shall indemnify and hold harmless the Remarketing Agent and its officers and employees from and against all actions, claims, damages, liabilities and losses, and costs and expenses related thereto (including reasonable legal fees and costs), relating to or arising out of actions or omissions in any capacity hereunder and in any capacity as Calculation Agent under the Trust Agreement and the Indenture, except actions, claims, damages, liabilities, losses, costs and expenses to the extent caused by
(a) the bad faith, gross negligence or wilful misconduct of such indemnified party or (b) the breach by the Remarketing Agent of its representations, warranties and covenants hereunder. This Section 15 shall survive the termination of the Agreement, the Trust Agreement, the Indenture and the payment in full of all obligations under the Preferred Securities or the Senior Notes, as the case may be, and this Agreement, whether by purchase, repurchase, redemption or otherwise.

     Section 16. Remarketing Agent's Performance: Duty of Care; Power of Attorney. The duties and obligations of the Remarketing Agent hereunder shall be determined solely by the express provisions of this Agreement and the Secondary Purchase Agreement.

     The Remarketing Agent hereby accepts the obligation set forth in the Trust Agreement and the Indenture to act as attorney-in-fact for the holders of the Preferred Securities or Senior Notes, as the case may be.

     Section 17. Expenses. The Company shall pay the reasonable fees and disbursements of the Remarketing Agent's counsel incurred in connection with any Remarketing, including any Renewed Remarketing and any Failed Remarketing, and the Company shall pay the reasonable fees, expenses and disbursements of the Remarketing Agent and its counsel in connection with the execution and delivery of the Secondary Purchase Agreement.

     Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law rules thereof.

     Section 19. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until 30 days after the earlier of (i) the date all Preferred Securities (or, if applicable, Senior Notes) shall have been redeemed or purchased pursuant to
Section 9 hereof and (ii) the Reset Date in connection with a Remarketing that is not a Failed Remarketing.

     Section 20. Successors and Assigns. The rights and obligations of the Company and the Guarantor hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent. Subject to the provisions of Section 11, the rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Trust, the Company, the Guarantor and the Remarketing Agent and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of Preferred Securities or Senior Notes merely as a result of such purchase. This Agreement shall inure to the benefit of the Holders of the Preferred Securities (or, if applicable, holders of the Senior Notes).

     Section 21. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

     Section 22. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

     Section 23. Counterparts. This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     Section 24. Amendments. This Agreement may be amended by any instrument in writing signed by the parties hereto; provided that any amendment to Section 5 shall require the consent of all Holders of the Preferred Securities (or, following the distribution of Senior Notes to Holders of the Preferred Securities upon termination of the Trust, the Senior Notes).

     Section 25. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows:

          if to the Company, to:

               Mutual Group Ltd.
               One Logan Square, Suite 1500
               Philadelphia, Pennsylvania 19103
               Attention:  Richard O'Brien
               Telephone:  215-963-1600
               Telecopier: 215-963-1610

          if to the Guarantor, to:

               Mutual Risk Management Ltd.
               44 Church Street
               Hamilton, HM 12 Bermuda
               Attention:  James C. Kelly
               Telephone:  411-295-5688
               Telecopier: 411-292-1867

          if to the Trust, to:

               MRM Capital Trust I
               c/o Mutual Group Ltd.
               One Logan Square, Suite 1500
               Philadelphia, Pennsylvania 19103
               Attention:  Richard O'Brien
               Telephone:  215-963-1600
               Telecopier: 215-963-1610

          and if to the Remarketing Agent, to:

               Banc of America Securities LLC

               9 West 57/th/ Street
               New York, NY 10019
               Attention:  William Caccamise
               Telephone:  212-847-5109
               Telecopier: 212-847-5124

or to such other address as any of the above shall specify to the other in writing.

     Section 26. Guarantee. The Guarantor hereby unconditionally guarantees to the Remarketing Agent and each holder of a Trust Security (or, if applicable, of a Senior Note) the due and punctual payment of all amounts payable by the Company pursuant to this Agreement, when and as the same shall become due and payable in accordance with the terms hereof, and the due and punctual performance by the Company of all other obligations of the Company under this Agreement. In case of the failure of the Company punctually to pay any amount payable by it hereunder, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, as if such payment were made by the Company.

     Section 27. Submission to Jurisdiction. The Guarantor agrees that any judicial proceedings instituted in relation to any matter arising under any Transaction Document may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Agreement, the Guarantor hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding. The Guarantor also irrevocably and unconditionally waives for the benefit of the Remarketing Agent and the Holders from time to time of the Trust Securities (or, if applicable, the Senior Notes) any immunity from jurisdiction and any immunity from legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) in respect of any Transaction Document. The Guarantor hereby irrevocably designates and appoints for the benefit of the Remarketing Agent and the Holders from time to time of the Trust Securities for the term of this Agreement CT Corporation, 111 8/th/ Avenue, New York, New York 10011, Telephone: 212-590-9100, as its agent to receive on its behalf service of all process (with a copy of all such service of process to be delivered to Mutual Risk Management Ltd., 44 Church Street, Hamilton, HM 12 Bermuda, Attention: James C. Kelly, Telephone: 441-295-5688,
Telecopier: 441-292-1867) brought against it with respect to any such proceeding in any such court in The City of New York, such service being hereby acknowledged by the Guarantor to be effective and binding service on it in every respect whether or not the Guarantor, as the case may be, shall then be doing or shall have at any time done business in New York. Such appointment shall be irrevocable so long as any of the obligations of the Guarantor hereunder remain outstanding, or until the appointment of a successor by the Guarantor, as the case may be, and such successor's acceptance of such appointment. Upon such acceptance, the Guarantor shall notify the Remarketing Agent of the name and address of such successor. The Guarantor further agrees for the benefit of the Remarketing Agent and the Holders from time to time of the Trust Securities to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent in full force and effect so long as any of the obligations of the Guarantor hereunder shall be outstanding. The Remarketing Agent shall not be obligated and shall have no responsibility with respect to any failure by the Guarantor to take any such action. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of the Remarketing Agent or any Holder to institute proceedings against the Guarantor in the courts of any other jurisdiction or jurisdictions.

     Section 28. Judgment Currency. All payments by the Company or the Guarantor hereunder shall be made in lawful currency of the United States of America ("Dollars"). The Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in Dollars into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Remarketing Agent could purchase in The City of New York the requisite amount of Dollars with the Judgment Currency on the Business Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Agreement to make payments in Dollars (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Dollars, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Dollars expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in Dollars the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Agreement.

     Section 29. Net Payments. All payments hereunder by the Guarantor ("Guarantee Payments") shall be made by the Guarantor without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by
(i) the laws (or any regulations or ruling promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Guarantor shall, subject to certain limitations and exceptions set forth below, pay to the Holder of any Security (or, if applicable, Senior Note) such Additional Amounts (as defined below) as may be necessary so that every net Guarantee Payment, after such withholding or deduction, shall not be less than the amount due and payable pursuant to this Agreement; provided, however, that the Guarantor shall not be required to make payment of such Additional Amounts for or on account of:

     (1) any tax, fee, duty, assessment or governmental change of whatever nature which would not have been imposed but for the fact that such Holder: (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the taxing jurisdiction other than by reason of the mere ownership of such Security or receipt of a Guarantee Payment; (B) presented such Security for payment in the taxing jurisdiction or any political subdivision thereof, unless such Security could not have been presented for payment elsewhere; or (C) presented such Security more than 30 days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Security for payment on any day within such period of 30 days;

     (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, fee, duty, assessment or other governmental charge;

     (3) any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security to comply with any reasonable request by the Guarantor addressed to the Holder or the beneficial owner of such Security within 90 days of such request (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge; or

     (4) any combination of items (1), (2) and (3);

nor shall Additional Amounts be paid with respect to any Guarantee Payment to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Security to the extent such payment would be required by the laws of the taxing jurisdiction (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of the Security.

     If any withholding for or on account of any tax, fee, duty, assessment or other governmental charge described in this Section 29 shall be required in connection with a Guarantee Payment, the Guarantor shall specify, in a certificate to the Holder, by the taxing jurisdiction the amount, if any, required to be withheld on such payments to such Holder, and the Guarantor agrees to pay to such Holder the additional amounts required by this Section 29. The Guarantor covenants to indemnify each Holder for, and to hold it harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any such certificate furnished pursuant to this
Section 29.

     "Additional Amounts" means any additional amounts which are required hereby, under circumstances specified herein, to be paid by the Guarantor in respect of certain taxes, assessments or other governmental charges imposed on Holders and which are owing to such Holders.

     IN WITNESS WHEREOF, each of the Company, the Guarantor, the Trust and the Remarketing Agent has caused this Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                         MUTUAL GROUP LTD.


                         By: /s/ Richard O'Brien
                            --------------------------------
                            Name: Richard O'Brien
                            Title: Vice President


                         MUTUAL RISK MANAGEMENT LTD.


                         By: /s/ Elizabeth Price
                            --------------------------------
                            Name:  Elizabeth Price
                            Title: Secretary


                         MRM CAPITAL TRUST I
                         By: Mutual Group Ltd.


                         By: /s/ Richard O'Brien
                            --------------------------------
                            Name:  Richard O'Brien
                            Title: Vice President


Confirmed and Accepted
   as of the date hereof:

BANC OF AMERICA
  SECURITIES LLC, not individually,
  but solely as Remarketing Agent


By: /s/ William C. Caccamise
   -------------------------------
   Name:  William C. Caccamise
   Title: Managing Director